UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2011

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

At its meeting on January 31, 2011, the Organization and Compensation Committee (the “Compensation Committee”) of the Board of Directors of Allergan, Inc. (the “Company”) completed its annual performance and compensation review of the Company’s executive officers and approved the performance objectives and the corresponding target annual incentive awards for the Company’s executive officers and other members of management under the Company’s Management Bonus Plan (the “Management Bonus Plan”), as discussed more fully below, and 2011 Executive Bonus Plan. All of the Company’s named executive officers (the “Named Executive Officers”) identified in the Company’s proxy statement for its 2010 annual meeting of stockholders participate in the Management Bonus Plan, except for the Chief Executive Officer and the President, who participate in the Executive Bonus Plan. The 2011 Executive Bonus Plan is subject to stockholder approval at the Company’s 2011 annual meeting of stockholders.

Under the Management Bonus Plan, bonus amounts will be based upon three performance objectives (the “Company Performance Objectives”): (1) attainment of a target adjusted earnings per share (the “Adjusted EPS Target”), (2) attainment of a target sales revenue growth in local currency (the “Revenue Target”), and (3) attainment of a target research and development reinvestment rate (the “R&D Reinvestment Target”). Adjusted earnings per share (“Adjusted EPS”), means the Company’s per share net earnings from continuing operations for 2011, adjusted to remove the effects of certain specified events or items.

For any bonus to be payable under the Management Bonus Plan, Adjusted EPS must be greater than a threshold Adjusted EPS. The Compensation Committee established that the bonus pool under the Management Bonus Plan would fund 80% of the aggregate targeted funding level if the Company achieves the Adjusted EPS Target, with an additional 10% of the targeted level funded for achievement of the Revenue Target and 10% of the target level funded for achievement of the R&D Reinvestment Target. As a result, the bonus pool would fund 100% of the targeted level upon achieving all three of the Company Performance Objectives and the actual bonus pool may fund from 0% to 146% of the targeted funding level based on the Company’s relative attainment of the Company Performance Objectives.

The Compensation Committee established target bonuses for the Named Executive Officers participating in the Management Bonus Plan at 75% of their year-end annualized base salary, based on position. The Compensation Committee retained the ability to modify actual individual bonus amounts down to 0% or up to 150% of the individual’s bonus based on individual performance in relation to pre-established objectives. Therefore, upon funding of the bonus pool for achievement of the Company Performance Objectives at the maximum level, the actual bonus paid to a participating Named Executive Officer under the Management Bonus Plan may be up to approximately 164% of such participant’s year-end annualized base salary.

For each of the participating Named Executive Officers, actual bonuses under the Management Bonus Plan will be paid in cash up to 100% of the participant’s target bonus. To the extent actual bonuses exceeds 100% of bonus targets, bonuses will be paid in restricted stock or restricted stock units. Such restricted stock or restricted stock units will provide for cliff vesting two years following the award effective date, subject to accelerated vesting in limited specified circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date:	February 4, 2011	By:	/s/ Matthew J. Maletta
		Name:	Matthew J. Maletta
		Title:	Vice President,
Associate General Counsel and Secretary